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                                                                    Exhibit 3.1

            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  VERSICOR INC.

                  VERSICOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The original name of this corporation is Sepracor Combinatorial Chemistry Corporation and the date of filing of its original Certificate of Incorporation with the Secretary of the State of Delaware was May 2, 1995. A Certificate of Amendment was filed with the Secretary of State of Delaware on August 31, 1995 changing the name of the Corporation to Versicor Inc. A Certificate of Amendment was filed with the Secretary of State of Delaware on December 30, 1996. A Certificate of Amendment was filed with the Secretary of State of Delaware on August 28, 1997. A Restated Certificate was filed with the Secretary of State of Delaware on December 3, 1997. The Second Restated Certificate was filed with the Secretary of State of Delaware on March 25, 1999. The Third Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State of Delaware on October 28, 1999 (the "Certificate of Incorporation").

                  2. This Fourth Restated Certificate of Incorporation amends and restates the provisions of the Third Restated Certificate of Incorporation of the Corporation. This Fourth Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL and the Certificate of Incorporation of the Corporation by the Board of Directors and stockholders of the Corporation. A majority of the outstanding shares of Common Stock and the holders of the requisite number of Series Preferred (as defined in section C.(iii) of the Third Restated Certificate of Incorporation) approved this Fourth Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL and written notice of such was given by the Corporation in accordance with said Section 228.

                  3. The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I

                  The name of the Corporation is Versicor Inc.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

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                                   ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

                                   ARTICLE IV

         (a) CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, par value $.001 per share, and five million (5,000,000) shares of Preferred Stock, par value $.01 per share.

         (b) THE RIGHTS, PREFERENCES, PRIVILEGES, RESTRICTIONS AND OTHER MATTERS RELATING TO THE COMMON STOCK.

                  (1) VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one (1) vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that notwithstanding Section 242(b)(2) of the DGCL, such holders shall not be entitled to vote separately as a class upon any proposed amendment or alteration of the Corporation's Certificate of Incorporation that would increase the aggregate number of authorized shares of Common Stock of the Corporation.

                  (2) LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to receive all remaining assets of the Corporation distributed ratably among such holders.

                  (3) DIVIDENDS. Dividends may be paid on the Common Stock as and when declared by the Board of Directors out of funds legally available therefor.

         (c) PREFERRED STOCK.

                  (1) The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more series of stock.

                  (2) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to fix and determine by resolution or resolutions the number of shares of each series of Preferred Stock and the designation thereof, and voting and other powers, preferences and relative, participating, optional or other special rights, if any, with such qualifications, limitations or restrictions on such powers, preferences and rights, if any, as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock as may

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be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the DGCL, and to the full extent permitted thereby; including, without limitation, any dividend rights, dividend rates, conversion rights and terms, voting rights, redemption rights and terms (including any sinking fund provisions), redemption price(s) and terms, and rights in the event of liquidation, dissolution or distribution of assets. Subject to any limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of such series then outstanding) the number of any such series subsequent to the issuance of shares of that series, and in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

                  No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized by this Certificate of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any stock authorized by this Certificate of Incorporation, or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders, unless the Board of Directors, in its sole discretion, elects to do so.

                                   ARTICLE VI

         A. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         B. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         C. Without action by the stockholders, the shares of stock may be issued by the Corporation from time to time for such consideration not less than the par value thereof, as may be fixed from time to time by the Board of Directors thereof, and any and

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all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon or for any further payment thereon.

                                   ARTICLE VII

                  The Corporation is to have perpetual existence.

                                  ARTICLE VIII

                  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE IX

         A. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation.

         B. Elections of directors need not be by ballot.

         C. The Board of Directors shall consist of such number of directors as shall be determined from time to time in the manner provided by the Bylaws.

         D. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director is elected; provided, however, that each initial director of Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2002; and each initial director in Class III shall hold office until the annual meeting of stockholders in 2003.

         E. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

         F. Notwithstanding any of the foregoing provisions of this Certificate of Incorporation, each director shall serve until his successor is elected and qualified, or until his death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of

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the remaining directors of the class in which such vacancy occurs or by the sole remaining director of that class if only one such director remains, or by the majority vote of the members of the remaining classes if no such director remains. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he is elected.

         G. Notwithstanding any of the provisions of this Certificate of Incorporation, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors of the Corporation by the provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors fixing the terms and provisions of such class or series, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

         H. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 75% of the votes entitled to be cast in the election of directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

         I. Any amendment, alteration or repeal of this Article IX or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.

         J. IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

                  (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

                  (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and/or to abolish any such reserve in the manner in which it was created.

                  (c) To make, amend, alter, change, add to or repeal Bylaws for the Corporation without any action on the part of the stockholders; except that any amendment of the authorized number of directors shall require the approval of the holders of shares of the Corporation representing at least 75% of the shares their entitled to vote thereon.

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                  (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including after-acquired property.

                  (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of any stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or Bylaws or as authorized by a resolution of the stockholders or Board of Directors.

                  (f) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees.

                                    ARTICLE X

         A. A director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without including in such majority or quorum any director so interested or member of a firm so interested, or a stockholder, officer or director of a corporation so interested, or (2) by the written consent of the holders of record of a majority of all the outstanding shares of stock of the Corporation entitled to vote or the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present, nor shall any director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

         B. Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present and which is called for that purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to

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approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.

                                   ARTICLE XI

         A. The affirmative vote of the holders of not less than a majority of the outstanding voting stock of the Corporation shall be required for the approval or authorization of any: (i) merger or consolidation of the Corporation with or into any other corporation; or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity.

         B. Any amendment, alteration or appeal of this Article XI or any provision hereof shall require the approval of the holders of shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.

                                   ARTICLE XII

         A. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived any improper personal benefit. The foregoing sentence notwithstanding, if the DGCL hereafter is amended to authorize further limitations of the liability of a director of a corporation, then a Director of the Corporation, in addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, shall be held free from liability to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article XII by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         B. Any amendment, alteration or repeal of this Article XII or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.

                                  ARTICLE XIII

         A. The stockholders of the Corporation shall not have the ability to take action by written consent; any action by the stockholders of the Corporation must be taken at an Annual Meeting or Special Meeting.

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         B. Any amendment, alteration or repeal of this Article XIII or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.


















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                  IN WITNESS WHEREOF, Versicor Inc. has caused this Fourth
Restated Certificate of Incorporation to be signed by the President and Chief Executive Officer, and attested to by the Vice President, Finance and Chief Financial Officer in Fremont, California this ___ day of __________ 2000.

                                                     ATTEST:

By:  _____________________________________     By:  ___________________________
     George F. Horner III                           Dov A. Goldstein
     President and Chief Executive Officer          Vice President, Finance and
                                                    Chief Financial Officer
















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